Exhibit 10.1

AMENDMENT NO. 2 TO
AGREEMENT OF LIMITED PARTNERSHIP
OF
GRUBB & ELLIS HEALTHCARE REIT HOLDINGS, LP

THIS AMENDMENT NO. 2 TO AGREEMENT OF LIMITED PARTNERSHIP OF GRUBB & ELLIS HEALTHCARE REIT HOLDINGS, LP (this “Amendment”), dated as of August 24, 2009, is entered into by Healthcare Trust of America, Inc. (formerly known as Grubb & Ellis Healthcare REIT, Inc.), a Maryland corporation, as general partner (the “General Partner”).

W I T N E S S E T H

WHEREAS, the General Partner and Grubb & Ellis Healthcare REIT Advisor, LLC (the “Initial Limited Partner”) formed Grubb & Ellis Healthcare REIT Holdings, LP (the “Partnership”) as a limited partnership pursuant to the Act by filing a certificate of limited partnership with the Secretary of State of the State of Delaware on April 20, 2006;

WHEREAS, the General Partner and the Initial Limited Partner are parties to that certain Agreement of Limited Partnership dated September 20, 2006 and amended as of November 18, 2008 (the “Agreement”);

WHEREAS, pursuant to Section 2.2 of the Agreement, the General Partner, acting in its sole and absolute discretion without the Consent of any Limited Partner, may change the name of the Partnership;

WHEREAS, the General Partner desires to amend the Agreement as herein provided; and

WHEREAS, the Agreement, as amended by this Amendment shall be binding upon all Persons now or at any time hereafter who are Partners;

NOW, THEREFORE, BE IT RESOLVED, that the General Partner hereby amends the Agreement as follows:

1. Organizational Matters. Section 2.2 of the Agreement shall be deleted in its entirety and replaced with the following:

2.2 Name

The name of the Partnership is Healthcare Trust of America Holdings, LP. The Partnership’s business may be conducted under such name or under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “LP,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner, acting in its sole and absolute discretion without the Consent of any Limited Partner, may change the name of the Partnership. The General Partner shall notify the Limited Partners of any such name change in the next regular communication to the Limited Partners.

2. Applicable Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

3. Invalidity of Provisions. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

4. Entire Agreement. The Agreement, as amended by this Amendment, contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 2 to Agreement of Limited Partnership as of the date and year first above written.

GENERAL PARTNER:
Healthcare Trust of America, Inc.

By:       /s/ Scott D. Peters
Scott D. Peters
Chief Executive Officer and President